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As filed with the Securities and Exchange Commission on August 24, 2011

Registration No. 333-176122

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Southern Natural Gas Company, L.L.C.
Southern Natural Issuing Corporation
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	4922 4922 (Primary Standard Industrial Classification Code Number)	63-0196650 26-1397784 (I.R.S. Employer Identification Number)

El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Marguerite Woung-Chapman El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Eric Johnson Locke Lord Bissell & Liddell LLP 600 Travis Street, Suite 2800 Houston, Texas 77002 (713) 226-1200	Lara Mason El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

4.40% Notes due 2021	$300,000,000	100%	$300,000,000	$34,830(2)

(1)
The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933. For purposes of this calculation, the Offering Price per Note was assumed to be the stated principal amount of each original note that may be received by the Registrant in the exchange transaction in which the notes will be offered.

(2)
$34,830 was previously paid in connection with the initial filing of this registration statement.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2011

PROSPECTUS

Southern Natural Gas Company, L.L.C.
Southern Natural Issuing Corporation

Offer to Exchange
$300,000,000 Registered 4.40% Senior Notes due 2021
for
All Outstanding 4.40% Senior Notes due 2021

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON            , 2011, UNLESS EXTENDED

The Notes

        We are offering to exchange registered 4.40% Senior Notes due 2021 for all of our outstanding 4.40% Notes due 2021. In this prospectus, we call the original notes the "Old Notes" and the registered notes the "New Notes." The Old Notes and New Notes are collectively referred to in this prospectus as the "notes."

TERMS OF THE EXCHANGE OFFER:

  •
  The terms of the New Notes will be substantially identical to those of the Old Notes, except that the New Notes will not be subject to the transfer restrictions or registration rights relating to the Old Notes. The New Notes will represent the same debt as the Old Notes, and will be issued under the same indenture as the Old Notes.

  •
  The exchange offer is not conditioned upon a minimum aggregate principal amount of Old Notes being tendered.

  •
  Interest on the New Notes will accrue from June 7, 2011 at the rate of 4.40% per annum, payable semi-annually in arrears on each June 15 and December 15, beginning December 15, 2011.

  •
  Each New Note issued in exchange for an Old Note will have the same principal amount, optional redemption terms, interest payment dates and maturity as the Old Note for which it is exchanged.

  •
  You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer. We do not currently intend to extend the exchange offer.

  •
  The exchange of Old Notes for New Notes will not be a taxable event for United States federal income tax purposes.

  •
  We will not receive any proceeds from this exchange offer.

  •
  The New Notes will not be listed on any securities exchange nor do we intend to arrange for quotation of the New Notes on any automated dealer quotation system.

        See the section entitled "Description of the New Notes" that begins on page 17 for more information about the New Notes issued in this exchange offer and the Old Notes.

        PARTICIPATING IN THE EXCHANGE OFFER INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" THAT BEGINS ON PAGE 8 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is                    , 2011.

        We have not authorized anyone to give any information or make any representation that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

        If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file reports and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov.

        We incorporate by reference the documents set forth below, which we have filed with the SEC. These documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below:

  •
  our annual report on Form 10-K for the year ended December 31, 2010, filed on March 1, 2011;

  •
  our quarterly reports on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011 and for the quarter ended June 30, 2011, filed on August 8, 2011;

  •
  our current reports on Form 8-K, filed on June 2, 2011 and June 9, 2011; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering made under this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or calling us at the following address: Southern Natural Gas Company, L.L.C., Office of Investor Relations, El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, telephone: (713) 420-2600.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Such forward-looking statements are based on assumptions and beliefs that we believe to be reasonable; however, assumed facts almost always vary from actual results, and the differences between assumed facts and actual results can be material, depending on the circumstances. Where we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and based on assumptions believed to have a reasonable basis. We cannot assure you, however, that the stated expectation or belief will occur or be achieved or accomplished. The words "believe," "expect," "estimate," "anticipate," and similar expressions will generally identify forward-looking statements. Our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany those statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

        Important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us or on our behalf are described in our 2010 annual report on Form 10-K under Part 1, Item 1A, Risk Factors and in our other filings with the SEC.

ii

PROSPECTUS SUMMARY

        This summary highlights some basic information appearing in other sections of this prospectus to help you understand our business and the exchange offer. This summary does not contain all the information that you should consider before exchanging Old Notes for New Notes. You should carefully read this prospectus to understand fully the terms of the exchange offer and the New Notes, as well as the tax and other considerations that may be important to you. You should pay special attention to the "Risk Factors" section beginning on page 8 of this prospectus and the section entitled "Cautionary Statement Regarding Forward-Looking Statements" on page ii. You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. For purposes of this prospectus, unless the context otherwise indicates, when we refer to "Company," "us," "we," "our," "ours," or "SNG" we are describing Southern Natural Gas Company, L.L.C., together with its subsidiaries, including Southern Natural Issuing Corporation, as the context requires.

Our Company

        We are a Delaware limited liability company, originally formed in 1935 as a corporation. We are indirectly owned by El Paso Pipeline Partners, L.P. ("EPB"), a master limited partnership of El Paso Corporation ("El Paso").

        Our pipeline system and storage facilities operate under tariffs approved by the Federal Energy Regulatory Commission ("FERC") that establish rates, cost recovery mechanisms and other terms and conditions of services to our customers. The fees or rates established under our tariff are a function of our costs of providing services to our customers, including a reasonable return on our invested capital.

        Our strategy is to enhance the value of our transportation and storage business by:

  •
  providing outstanding customer service;

  •
  successfully executing on time and on budget for our committed expansion projects;

  •
  developing new growth projects in our market and supply areas;

  •
  maintaining the integrity and ensuring the safety of our pipeline system and other assets;

  •
  optimizing our contract portfolio; and

  •
  focusing on increasing utilization, efficiency and cost control in our operations.

        Pipeline System.    Our pipeline system consists of approximately 7,600 miles of pipeline with a design capacity of 3,700 MMcf/d. During 2010, 2009 and 2008, average throughput was 2,505 BBtu/d, 2,322 BBtu/d and 2,339 BBtu/d. This system extends from supply basins in Texas, Louisiana, Mississippi, Alabama and the Gulf of Mexico to market areas in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and Tennessee, including the metropolitan areas of Atlanta and Birmingham. We are the principal natural gas transporter to the southeastern markets in Alabama, Georgia and South Carolina. Our system is also connected to the Elba Island LNG terminal near Savannah, Georgia. This terminal is owned by EPB and has a peak send-out capacity of approximately 1.8 Bcf/d and a storage capacity of 11.5 Bcfe.

        FERC Approved Projects.    As of December 31, 2010, we had the following FERC approved expansion projects on our system:

Project	Capacity (MMcf/d)	Description	Actual or Anticipated Completion or In-Service Date
South System III	370	To add 81 miles of pipeline and 17,310 of horsepower compression; each phase will add an additional 122 MMcf/d of capacity	2011 - 2012(1)
Southeast Supply Header Phase II(2)	350	To add approximately 26,000 of horsepower compression to the jointly owned pipeline facilities	June 1, 2011

(1)
This project will be completed in three phases. We placed Phases I and II of the project in service in January and June 2011, respectively and anticipate placing Phase III in service in June 2012.

(2)
This project is operated by Spectra Energy Corp.

        Storage Facilities.    We own and operate 100% of the Muldon storage facility in Monroe County, Mississippi. We also own a 50% interest in and operate Bear Creek Storage Company, LLC ("Bear Creek") in Bienville Parish, Louisiana. Bear Creek is a joint venture equally owned by us and our affiliate, Tennessee Gas Pipeline Company ("TGP"). Our interest in Bear Creek and the Muldon storage facilities have a combined working natural gas storage capacity of 60 Bcf and peak withdrawal capacity of 1.2 Bcf/d. We provide storage services to our customers utilizing the Bear Creek and the Muldon storage facilities at our FERC tariff rate. The working storage capacity at the Bear Creek facility is committed equally to TGP and us.

        Our principal offices are in the El Paso building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.

Southern Natural Issuing Corporation

        As required by the indenture, Southern Natural Issuing Corporation ("SNIC") is a co-issuer under the indenture and for each series of securities issued under the indenture, including the notes, and is jointly and severally liable for our obligations under the indenture, including the notes. Southern Natural Issuing Corporation is a Delaware corporation and our wholly owned finance subsidiary. It has no assets, operations, revenues or cash flows other than those related to its service as co-issuer of our securities. Southern Natural Issuing Corporation is a co-issuer of the notes so as to allow institutional investors to invest in the notes if they might not otherwise be able to invest in the notes by reason of legal investment laws of their states of organization or their charters. You should not expect Southern Natural Issuing Corporation to have the ability to service obligations on the notes.

Recent Developments

        On May 24, 2011, El Paso announced that its board of directors granted initial approval of a plan to separate El Paso into two publicly traded businesses by year end 2011 (the "Spinoff"). Following the completion of the proposed Spinoff, El Paso will be comprised of El Paso's Pipeline Group, its Midstream Group and its general and limited partner interests in EPB, and El Paso's exploration and production business will be a separate publicly traded company.

 Summary of the Terms of the Exchange Offer

Initial Offering of Old Notes	On June 7, 2011, we issued in a private placement $300,000,000 aggregate principal amount of 4.40% Notes due 2021. We refer to these notes as the Old Notes in this prospectus.
Registration Rights Agreement

Pursuant to the registration rights agreement between us and certain initial purchasers entered into in connection with the private placement of the Old Notes, we agreed to offer to exchange the Old Notes for up to $300,000,000 aggregate principal amount of 4.40% Senior Notes due 2021 that are being offered hereby. We refer to the notes issued in exchange for the Old Notes in this exchange offer as the New Notes. We have filed the registration statement of which this prospectus is a part to meet our obligations under the registration rights agreement. If we fail to satisfy our obligations under the registration rights agreement, we will be required to pay additional interest to holders of the Old Notes under specified circumstances.

The Exchange Offer

We are offering to exchange all Old Notes for the same aggregate principal amount of the New Notes, which have been registered under the Securities Act of 1933, as amended, or the Securities Act. The Old Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will exchange New Notes for all Old Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer. The New Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the same indenture that governs the Old Notes. Because we have registered the New Notes, the New Notes will not be subject to transfer restrictions, and holders of Old Notes that have tendered and had their outstanding notes accepted in the exchange offer will have no registration rights.

If You Fail to Exchange Your Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the Old Notes and the indenture governing those notes. In general, you may not offer or sell your Old Notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Procedures for Tendering Your Old Notes

All of the outstanding Old Notes are held in book-entry form through the facilities of The Depository Trust Company, or DTC. To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by DTC for tendering outstanding Old Notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your outstanding Old Notes; and
• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.
For more details, please read "Exchange Offer—Exchange Terms" and "Exchange Offer—Procedures for Tendering."
Resale of the New Notes

Except as provided below, we believe that the New Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the New Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of your business;
• neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;
• neither you nor any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes;
• neither you nor such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or SNIC; and

•       if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the New Notes.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any New Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend the expiration date. We do not currently intend to extend the exchange offer.
Conditions to the Exchange Offer	The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC.
Exchange Agent	We have appointed Wilmington Trust Company as exchange agent for the exchange offer. You can reach the exchange agent at the address and phone numbers set forth on the back cover of this prospectus.
Withdrawal Rights

You may withdraw the tender of your Old Notes at any time before the expiration date of the exchange offer. You must follow the withdrawal procedures as described under the heading "The Exchange Offer—Withdrawal of Tenders."

Federal Income Tax Considerations	The exchange of Old Notes for the New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."
Acceptance of Old Notes and Delivery of New Notes

We will accept for exchange any and all Old Notes that are properly tendered in the exchange offer prior to the expiration date. See "The Exchange Offer—Procedures for Tendering." The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Summary of the New Notes

Issuers	Southern Natural Gas Company, L.L.C.
Southern Natural Issuing Corporation
Principal Amount Offered	$300,000,000 aggregate principal amount.
Maturity Date	June 15, 2021.
Interest	Interest will accrue from June 7, 2011, and will be payable semiannually on June 15 and December 15 of each year, beginning on December 15, 2011.
Interest Rate	The New Notes will bear interest at a rate per annum of 4.40%.
Ranking	The notes will:
• be our senior unsecured indebtedness, ranking equally in right of payment with all of our existing and future unsecured senior indebtedness;
• be senior in right of payment to any of our future subordinated indebtedness;
• be effectively junior to any of our future secured indebtedness to the extent of the assets securing such indebtedness; and

•       not be guaranteed by any of our subsidiaries, unconsolidated affiliates or parent companies, and accordingly will be effectively junior to all existing and future indebtedness and other liabilities of our subsidiaries and unconsolidated affiliates.

Our consolidated subsidiaries have no outstanding indebtedness. We have no secured debt.
As of June 30, 2011, we have had approximately $1,210 million of senior indebtedness outstanding (including the notes).
Optional Redemption

We may redeem the notes, in whole or in part, at any time prior to their maturity. At any time prior to the date that is three months before the maturity date of the notes, we will pay an amount equal to a "Make-Whole Price," which is described in this offering memorandum. At any time on or after the date described in the preceding sentence, we will pay a redemption price equal to 100% of the principal amount of the notes redeemed. In each case, we also will pay accrued interest, if any, to the redemption date. See "Description of The New Notes—Optional Redemption".

Form and Denomination	Interests in the form of one or more global notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Covenants	The covenants for the New Notes will be substantially the same as the covenants applicable to the Old Notes. See "Description of The New Notes—Covenants".
Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the New Notes, see "Description of The New Notes—Events of Default".
Listing	We do not intend to list the New Notes on any securities exchange.
Governing Law	The New Notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry Depository	DTC.
Trustee	Wilmington Trust Company.
Risk Factors	See "Risk Factors" beginning on the next page for a discussion of factors that should be considered by holders of Old Notes before tendering their Old Notes in the exchange offer.

RISK FACTORS

        Before deciding to participate in the exchange offer, you should consider carefully the risks and uncertainties described below and in Item 1A "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2010, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, together with all of the other information included or incorporated by reference in this prospectus. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of these risks or uncertainties actually were to occur, our business, financial condition or results of operations could be affected materially and adversely.

Risks Associated with the Exchange Offer

If you fail to exchange your Old Notes for New Notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

        We did not register the Old Notes, nor do we intend to do so following the exchange offer. Old Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold Old Notes after the exchange offer, you may not be able to sell them. To the extent any Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Risks Related to the New Notes

Our substantial indebtedness could impair our financial condition and our ability to fulfill our debt obligations, including our obligations under the New Notes.

        We have substantial indebtedness. As of June 30, 2011, we have approximately $1,210 million of senior indebtedness outstanding.

        Our indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the New Notes and our other indebtedness, which could in turn result in an event of default on such other indebtedness or the New Notes;

  •
  impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  •
  diminish our ability to withstand a downturn in our business or the economy generally;

  •
  require us to dedicate a substantial portion of our cash flow from operations to debt service payments, thereby reducing the availability of cash for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  •
  place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

        If we are unable to meet our debt service obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

        We are not prohibited under the indenture governing the notes from incurring additional indebtedness. Our incurrence of significant additional indebtedness would exacerbate the negative consequences mentioned above and could adversely affect our ability to repay the notes.

Our indebtedness is subject to cross default and cross-acceleration provisions.

        Our indebtedness, including the New Notes, provide that if we fail to pay principal or interest on any issue of our other funded indebtedness that exceeds $10 million, and such indebtedness could be accelerated as a result of such missed payment, or if we otherwise default in compliance with the terms of any such indebtedness, and the default results in acceleration of such indebtedness, then events of default will be triggered in the New Notes and our other issues of indebtedness. If this were to occur, all of our existing indebtedness would be subject to possible acceleration, and we may not be able to repay all such indebtedness upon such acceleration.

The New Notes will be effectively subordinated to liabilities and indebtedness of our subsidiaries and subordinated to any of our secured indebtedness to the extent of the assets securing such indebtedness.

        We currently have no secured indebtedness outstanding, but holders of any secured indebtedness that we may incur in the future would have claims with respect to our assets constituting collateral for such indebtedness that are prior to your claims under the notes. In the event of a default on such secured indebtedness or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes. Accordingly, any such secured indebtedness would effectively be senior to the notes to the extent of the value of the collateral securing the indebtedness. While the indenture governing the notes places some limitations on our ability to create liens, there are significant exceptions to these limitations that will allow us to secure some kinds of indebtedness without equally and ratably securing the notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets. In addition, the notes are not guaranteed by our subsidiaries, and our subsidiaries are not prohibited under the indenture from incurring additional indebtedness. As a result, holders of the notes will be effectively subordinated to claims of third-party creditors, including holders of indebtedness, of these subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental authorities, and holders of indebtedness or guarantees issued by the subsidiaries, will generally have priority as to the assets of the subsidiaries over claims by the holders of the notes. As a result, rights of payment of holders of our indebtedness, including the holders of the notes, will be effectively subordinated to all those claims of creditors of our subsidiaries.

Because there is no public market for the New Notes, you may not be able to resell them.

        Although the issuance of the New Notes will be registered under the Securities Act, they will constitute a new issue of securities with no established trading market. We cannot assure you that an active market will exist for the New Notes or that any trading market that does develop will be liquid. We do not intend to apply to list the New Notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. The trading market for the New Notes may be adversely affected by:

  •
  changes in the overall market for non-investment grade securities;

  •
  changes in our financial performance or prospects;

  •
  the prospects for companies in our industry generally;

  •
  the number of holders of the New Notes;

  •
  the interest of securities dealers in making a market for the New Notes; and

  •
  prevailing interest rates and general economic conditions.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement relating to the Old Notes. We will not receive any proceeds from the issuance of the New Notes and we have agreed to pay the expenses of this exchange offer. In exchange for issuing New Notes, we will receive a like principal amount of Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and will not be reissued. Accordingly, issuing New Notes will not result in any increase in our outstanding debt.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31,					Six Months Ended June 30
	2006	2007	2008	2009	2010	2011	2010
Ratio of earnings to fixed charges	3.3	4.2	4.1	4.3	5.1	4.9	5.0

        For purposes of computing these ratios, earnings means net income before income from equity investees, adjusted to reflect actual distribution from equity investments and fixed charges less allowance for funds used during construction. Fixed charges means the sum of interest costs, amortization of debt costs and that portion of rental expense which represents an interest factor.

 THE EXCHANGE OFFER

Exchange Terms

        Old Notes in an aggregate principal amount of $300,000,000 are currently issued and outstanding. The maximum aggregate principal amount of New Notes that will be issued in exchange for Old Notes is $300,000,000. The terms of the New Notes and the Old Notes are substantially the same in all material respects, except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and payment of additional interest.

        The New Notes will bear interest at a rate of 4.40% per year, payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2011. Holders of New Notes will receive interest from the date of the original issuance of the Old Notes or from the date of the last payment of interest on the Old Notes, whichever is later. Holders of New Notes will not receive any interest on Old Notes tendered and accepted for exchange. In order to exchange your Old Notes for transferable New Notes in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

  •
  the New Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of your business;

  •
  neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

  •
  neither you nor any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes;

  •
  neither you nor such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or SNIC; and

  •
  if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the New Notes.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered in the exchange offer, and the exchange agent will deliver the New Notes promptly after the expiration date of the exchange offer.

        If you tender your Old Notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "—Transfer Taxes."

        We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your existing Old Notes into this exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires at 5:00 p.m., New York City time, on          , 2011, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

        We expressly reserve the right, so long as applicable law allows:

  •
  to delay our acceptance of Old Notes for exchange;

  •
  to terminate the exchange offer if any of the conditions set forth under "—Conditions of the Exchange Offer" exist;

  •
  to waive any condition to the exchange offer;

  •
  to amend any of the terms of the exchange offer; and

  •
  to extend the expiration date and retain all Old Notes tendered in the exchange offer, subject to your right to withdraw your tendered Old Notes as described under "—Withdrawal of Tenders."

        Any waiver or amendment to the exchange offer will apply to all Old Notes tendered, regardless of when or in what order the Old Notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

        In the event we terminate the exchange offer, all Old Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, New Notes will not be given to holders of Old Notes who have validly tendered their Old Notes.

Resale of New Notes

        Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no action letters issued to third parties, we believe that New Notes issued under the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are acquiring New Notes in the ordinary course of your business;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in a distribution of the New Notes;

  •
  you are not an "affiliate" within the meaning of Rule 405 under the Securities Act of the Company or SNIC; and

  •
  you are not a broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

        If you tender Old Notes in the exchange offer with the intention of participating in any manner in a distribution of the New Notes:

  •
  you cannot rely on the interpretation of the staff of the SEC set forth in those letters; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder and plan of distribution information required by Items 507 and 508 of Regulation S-K.

        Only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution."

Acceptance of Old Notes for Exchange

        We will accept for exchange Old Notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us. We will not accept Old Notes tendered for exchange subsequent to the expiration date of the exchange offer. Tenders of Old Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        We expressly reserve the right, in our sole discretion, to:

  •
  delay acceptance for exchange of Old Notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

  •
  terminate the exchange offer and not accept for exchange any Old Notes not theretofore accepted for exchange, if any of the conditions set forth below under "—Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, New Notes will be issued only after properly tendering your Old Notes to the exchange agent as described below under "—Procedures for Tendering".

        If, for any reason, we delay acceptance for exchange of validly tendered Old Notes or we are unable to accept for exchange validly tendered Old Notes, then the exchange agent may, nevertheless, on our behalf, retain tendered Old Notes, without prejudice to our rights described under "—Expiration Date; Extensions; Termination; Amendments", "—Conditions of the Exchange Offer" and "—Withdrawal of Tenders", subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities tendered by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        Tendering holders of Old Notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Old Notes other than as described in "Transfer Taxes." We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your outstanding Old Notes to the exchange agent as described below. We will only issue New Notes in exchange for outstanding Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding Old Notes, and you should follow carefully the instructions on how to tender your outstanding Old Notes. It is your responsibility to properly tender your outstanding Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

        If you have any questions or need help in exchanging your outstanding Old Notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

        All of the outstanding Old Notes were issued in book-entry form, and all of the outstanding Old Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the outstanding Old Notes may be tendered using the automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the outstanding Old Notes.

        Determinations Under the Exchange Offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding Old Notes and withdrawal of tendered outstanding Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding Old Notes not properly tendered or any outstanding Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration date of the exchange.

        When We Will Issue New Notes.    In all cases, we will issue New Notes for outstanding Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

  •
  a book-entry confirmation of such outstanding Old Notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Such New Notes will be issued promptly following the expiration or termination of the offer.

        Return of Outstanding Old Notes Not Accepted or Exchanged.    If we do not accept any tendered outstanding Old Notes for exchange or if outstanding Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding Old Notes will be returned without expense to their tendering holder. Such non-exchanged outstanding Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

        Your Representations to Us.    By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  the New Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of your business;

  •
  neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

  •
  neither you nor any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes;

  •
  neither you nor such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

  •
  if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the New Notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding Old Notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding Old Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding Old Notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding Old Notes by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date of the exchange offer.

Conditions of the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, if, on or prior to the expiration date, we determine, in our reasonable judgment, that the exchange offer, or the making of an exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the SEC, we will not be required to accept for exchange, or to exchange, any tendered Old Notes. In addition, we may postpone the acceptance for exchange of tendered Old Notes, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding Old Notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding Old Notes under the exchange offer.

Consequences of Failing to Exchange

        If you do not exchange your outstanding Old Notes for New Notes under the exchange offer, the outstanding Old Notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding Old Notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding Old Notes under the Securities Act unless the registration rights agreement requires us to do so.

Exchange Agent

        Wilmington Trust Company has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent.

The exchange agent for the exchange offers is:

Wilmington Trust Company

By Regular, Registered or Certified Mail,
By Overnight Courier or By Hand:

By Facsimile: (302) 636-4139 Attention: Sam Hamed	Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attention: Sam Hamed	Confirm by Telephone: (302) 636-6181

DESCRIPTION OF THE NEW NOTES

        We have summarized the terms of the New Notes below. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (as defined below). The particular provisions of the Indenture referred to below are incorporated by reference in this prospectus. Capitalized terms used in this Description of the New Notes that are not defined in this prospectus have the meanings given to them in the Indenture. When used in this section, the terms "Company", "us," "we," "our," "ours" or "SNG" refer to Southern Natural Gas Company, L.L.C., together with its consolidated subsidiaries, but not Southern Natural Issuing Corporation, unless the context otherwise indicates. The term "Issuers" refers to us and Southern Natural Issuing Corporation.

        The notes offered by the Issuers will be the direct, unsecured and unsubordinated general obligations of the Issuers. The notes will be senior notes and will be issued under an indenture (the "Base Indenture") dated as of June 1, 1987, as supplemented on June 7, 2011 by the Seventh Supplemental Indenture (the "Seventh Supplemental Indenture," and together with the Base Indenture, the "Indenture") between the Issuers, Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank, National Association, which was successor by merger to Manufacturers Hanover Trust Company), as indenture trustee ("trustee"), and The Bank of New York Mellon (as successor to The Bank of New York Trust Company, N.A., as trustee under the indenture with respect to the series of securities designated 5.90% Notes due 2017 issued under the third supplemental indenture). We may issue under this Base Indenture an unlimited amount of our debt securities in one or more series.

        Because we were previously organized as a Delaware general partnership, we were required to supplement the indenture to add a corporation as a co-issuer that will be jointly and severally liable for our obligations under the indenture and each series of securities issued under the indenture, including the New Notes. In accordance with this requirement, the indenture was so supplemented to add Southern Natural Issuing Corporation as a co-issuer under the indenture and each series of securities issued under the indenture, including the New Notes. Southern Natural Issuing Corporation is a Delaware corporation and a wholly owned finance subsidiary of SNG. It has no assets, operations, revenues or cash flows other than those related to its service as co-issuer of our securities. Southern Natural Issuing Corporation is a co-issuer of the New Notes, so as to allow institutional investors to invest in the notes if they might not otherwise be able to invest in securities issued by partnership by reason of legal investment laws of their states of organization or their charters. You should not expect Southern Natural Issuing Corporation to have the ability to service obligations on the New Notes.

Ranking

        The New Notes will:

  •
  be general unsecured obligations of the Issuers;

  •
  be equal in right of payment with all existing or future senior, unsecured and unsubordinated debt of the Issuers;

  •
  be senior in right of payment to any future subordinated debt of the Issuers; and

  •
  constitute a new series of senior unsecured obligations under the indenture.

        As of June 30, 2011, our consolidated subsidiaries had total outstanding indebtedness of approximately $1,210 million.

Principal, Maturity and Interest

        The New Notes will initially be limited to an aggregate principal amount issued in connection with the Exchange Offer. The Issuers may issue additional notes from time to time in the future which would contain the same terms as the New Notes offered hereby, without the consent of the holders of the New Notes. See "—Additional Notes."

        The New Notes will mature on June 15, 2021.

        Interest on the New Notes will:

  •
  accrue at the rate of 4.40% per year;

  •
  be payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2011;

  •
  be payable to the person in whose name the New Notes are registered at the close of business on the relevant June 1 or December 1 (whether or not a business day) preceding the applicable interest payment date;

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months; and

  •
  be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day (and without any interest or other payment in respect of such delay), except that if such business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless the Issuers default on a payment, no interest will accrue for the period from and after the applicable interest payment date, maturity date or redemption date.

Denominations

        The New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided, interest in the New Notes may be recorded in denominations of less than $1,000 solely to accommodate book-entry positions that may have been created by the Depository Trust Company in denominations of less than $1,000.

Optional Redemption of Notes

        The New Notes will be redeemable, in whole or in part, at the option of the Issuers, at any time prior to their maturity date, on not less than 30-calendar days nor more than 60-calendar days notice prior to the date of redemption and in accordance with the provisions of the indenture. If the New Notes are redeemed prior to March 15, 2021 (three months prior to their maturity date), we will pay a redemption price equal to the Make-Whole Price. If the New Notes are redeemed on or after March 15, 2021 (three months prior to their maturity date), we will pay a redemption price equal to 100% of the principal amount of the New Notes redeemed. In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        The notice of redemption will set forth the manner of calculation of the Make-Whole Price, if applicable, but not necessarily its amount. The Issuers will notify the trustee of the amount of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the trustee will not be responsible for the accuracy of the calculation.

        The Issuers may purchase New Notes in the open market, by tender or otherwise. New Notes so purchased may be held, resold or surrendered to the trustee for cancellation. If applicable, the Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and other securities laws and regulations in connection with any such purchase. The New Notes may be defeased in the manner provided in the indenture.

Additional Notes

        The Issuers may, without the consent of the holders of the New Notes, create and issue additional notes of this series ranking equally with these New Notes in all respects, so that such additional notes shall be consolidated and form a single series with these New Notes and shall have the same terms as to status, redemption or otherwise as these New Notes. No additional notes may be issued if an event of default under the indenture has occurred and is continuing with respect to the New Notes.

Sinking Fund

        Neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the New Notes.

Consolidation, Merger or Sale

        Nothing in the indenture prohibits either of the Issuers from consolidating or merging with or into any other corporation, or the sale or conveyance of substantially all of the properties of either Issuer to any other person (including any subsidiary), without the consent of the holders of the debt securities, provided that the successor assumes all of the obligations of the respective Issuer under the indenture and the debt securities and the Issuers meet certain other conditions.

Modification of Indenture

        Except for some modifications and amendments that are not adverse to holders of outstanding debt securities, the Issuers and the trustee may modify and amend the indenture only with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment, provided that no modification or amendment may: (1) (A) change the stated maturity date of the principal of, or any interest on, any debt security, (B) reduce the principal amount of, or the interest or premium, if any, on any debt security (including in the case of a discounted debt security the amount payable upon acceleration of the maturity thereof or provable in bankruptcy), (C) change the currency of payment of principal of or interest, or premium, if any, on any debt security or (D) impair the right to receive or institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any debt security, without the consent of the holder of the debt security or (2) reduce the percentage of debt securities that are required to consent to modify or amend the indenture without the consent of the holders of all affected securities.

Events of Default

        "Event of default" when used in the indenture means any of the following with respect to the New Notes:

  •
  default in the payment of any installment of interest on the New Notes when due, continued for 30 days;

  •
  default in the payment of principal or premium, if any, on the New Notes when due;

  •
  default in the payment or satisfaction of any sinking fund obligation with respect to the New Notes when due;

  •
  failure to observe or perform any other covenant (other than a covenant included in the indenture for the benefit of any series of debt securities other than the New Notes) for 90 days, or 30 days in certain cases, after notice by the trustee or by the holders of at least 25% in principal amount of the outstanding New Notes;

  •
  certain events of default on other funded indebtedness of us, Southern Natural Issuing Corporation or our restricted subsidiaries; or

  •
  certain events of bankruptcy, insolvency or reorganization with respect to us, Southern Natural Issuing Corporation or our restricted subsidiaries.

        An event of default with respect to a particular series of debt securities issued under the indenture will not necessarily be an event of default with respect to any other series of debt securities issued thereunder. In case an event of default shall occur and be continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding by written notice to the Issuers, with a copy to the trustee, may declare the principal (or, if the debt securities of such series are discounted debt securities, the portion of the principal as may be specified in the terms of that series) of such series and the interest accrued thereon to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series by written notice to the Issuers and the trustee may waive any default resulting in acceleration of maturity of the debt securities of such series but only if all defaults with respect to such series have been remedied and all payments due (other than by acceleration) with respect to such series have been made. Prior to acceleration of maturity of a particular series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series by written notice to the Issuers and the trustee may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture and its consequences, except a default in the payment of interest or premium, if any, on or the principal of any of the debt securities of such series.

Covenants

        Under the indenture, the Issuers will:

  •
  pay the principal of, and interest and any premium on, the New Notes when due;

  •
  maintain a place of payment;

  •
  deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture;

  •
  file with the trustee copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the SEC; and

  •
  deposit sufficient funds with any paying agent (or if the Company is acting as its own paying agent, set aside, segregate and hold in trust sufficient funds) on or before the due date for any principal, interest or premium.

        Limitation on Liens.    The indenture provides that we will not, nor will we permit our restricted subsidiaries to, create, assume, incur or suffer to exist any lien upon any properties or assets, real, personal or mixed, whether owned on the date of the indenture or thereafter acquired, to secure any of our debt or any other person (other than the senior debt securities issued under the indenture), without causing all of the debt securities outstanding under the indenture to be secured equally and ratably with, or prior to, the new debt so long as the new debt is so secured. This restriction does not prohibit us from creating the following:

  •
  purchase money mortgages and preexisting mortgages (whether or not assumed) on acquired property;

  •
  liens on property acquired or constructed by us or a restricted subsidiary and created within one year after the later of the completion of the acquisition or construction or the commencement of operation of the project;

  •
  liens of our restricted subsidiaries outstanding at the time they become restricted subsidiaries;

  •
  liens created by us or our restricted subsidiaries to secure funded indebtedness of ours or any restricted subsidiary, which in the aggregate does not exceed 15% of our "consolidated net tangible assets," as defined in the indenture;

  •
  liens on certain equipment, inventory and contract rights;

  •
  any lien on coal, geothermal resources, natural gas, liquefied natural gas or synthetic fuel owned by us or any restricted subsidiary;

  •
  liens securing short-term indebtedness;

  •
  various public, governmental grantors' liens and encumbrances;

  •
  liens arising in connection with production payments, reserved interests and other similar transactions;

  •
  leases and easements; and

  •
  various other liens.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with this covenant with respect to that series of debt securities.

Definitions

        The following is a summary of capitalized terms used in this summary description of the notes:

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) that is the same as the Comparable Treasury Price for such redemption date, plus 0.20%.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Independent Investment Banker" means any of J.P. Morgan Securities LLC, RBS Securities Inc. and their respective successors, or, if any such firm or their successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

          "Make-Whole Price" means an amount equal to the greater of:

          100% of the principal amount of the New Notes to be redeemed; and

          an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes being redeemed from the redemption date to the maturity date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate;

          plus, in the case of both (1) and (2), accrued and unpaid interest thereon to the date of redemption. Unless the Issuers default in payment of the Make-Whole Price, on and after the applicable redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption. If the Issuers redeem a note in part only, a new note of like tenor for the unredeemed portion thereof and otherwise having the same terms as the note partially redeemed will be issued in the name of the holder of the note upon the presentation and surrender thereof.

          "Reference Treasury Dealer" means J.P. Morgan Securities LLC, RBS Securities Inc. and one additional primary U.S. government securities dealer in New York City selected by the trustee after consultation with us, and their respective successors (provided, however, that if any such firm or any such successor shall cease to be a primary U.S. government securities dealer in New York City, the trustee, after consultation with us, shall substitute therefor another dealer).

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

          "restricted subsidiary" means an operating subsidiary, substantially all of the business of which is carried on, in the continental United States, the primary business of which consists of exploration for, or purchase, development, storage, conservation, processing, production or transmission of, natural gas, oil or other hydrocarbons or reserves thereof, and all of the shares of capital stock of which at the time outstanding are owned by us or other restricted subsidiaries; provided, that once an operating subsidiary has become a restricted subsidiary, it remains a restricted subsidiary so long as at least a majority of the outstanding shares of its capital stock having ordinary voting rights is so owned. Notwithstanding anything in the indenture to the contrary, Southern Natural Issuing Corporation shall be a restricted subsidiary of the Company.

Legal Defeasance and Covenant Defeasance

        The indenture provides that the Issuers may elect either or both (1) to be discharged from any and all obligations with respect to the New Notes, or "legal defeasance," (except for the obligations to register the transfer or exchange of the New Notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the New Notes and to hold moneys for payment in trust) or (2) to be released from our obligations described above under "—Covenants—Limitation on Liens" with respect to those New Notes, or "covenant defeasance," and any omission to comply with those obligations will not constitute an event of default with respect to the New Notes, upon the irrevocable deposit with the trustee of funds which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the New Notes, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates.

        In order to exercise either defeasance option, the Issuers must also comply with certain other conditions, including delivery to the trustee of an opinion of counsel reasonably acceptable to the trustee to the effect that holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event the Issuers elect covenant defeasance with respect to the New Notes, and the New Notes are declared due and payable because an event of default occurs (other than the event of default described above in the fourth bullet point under "—Events of Default"), the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the New Notes at the time of their stated maturity, but may not be sufficient to pay amounts due on the New Notes when payments of principal, premium, if any, and interest are accelerated due the event of default. However, the Issuers will remain liable for those payments.

Methods of Receiving Payments on the New Notes

        If a holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest on the New Notes in accordance with those instructions. All other payments on these New Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the security register.

Paying Agent and Registrar for the New Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the New Notes, and the Issuers may act as paying agent or registrar.

Governing Law

        The indenture and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

Notices

        Notices to holders of the New Notes will be given by mail to the addresses of such holders as they appear in the security register. No periodic evidence is required to be furnished as to the absence of default or as to compliance with the terms of the indenture.

No Personal Liability of Officers, Directors, Employees, Partners or Stockholders

        No director, officer, employee, partner or stockholder, as such, of us, Southern Natural Issuing Corporation or any of our affiliates will have any personal liability in respect of the Issuers' obligations under the indenture or the New Notes by reason of his, her or its status as such.

Concerning the Trustee

        Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank, National Association, which was successor by merger to Manufacturers Hanover Trust Company) is the trustee under the indenture.

        The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any "conflicting interest" (as defined in the Trust Indenture Act) it must eliminate such conflict within ninety days, apply to the SEC for permission to continue or resign.

        The holders of a majority in aggregate principal amount of the New Notes will have the right to direct the time, manner and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default with respect to the New Notes occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the New Notes unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

        The trustee makes no representation or warranty, express or implied, as to the accuracy or completeness of any information contained or incorporated by reference in this prospectus, except for such information that specifically pertains to the trustee.

BOOK-ENTRY AND SETTLEMENT; DEPOSITARY PROCEDURES

        The New Notes will be issued initially only in the form of one or more global notes (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through

Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company, SNIC and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, SNIC, the trustee nor any agent of the Company, SNIC or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or SNIC. Neither the Company, SNIC nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company, SNIC and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company, SNIC, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in denominations of $2,000 each or integral multiples of $1,000 in excess thereof, if:

          (1)   DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event El Paso fails to appoint a successor depositary within 90 days; or

          (2)   there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

        We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

We expect that secondary trading, if any, in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 2011, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material United States federal income tax considerations applicable to the exchange of the Old Notes for New Notes in the exchange offer and of owning and disposing of the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (IRS) rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant either to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as controlled foreign corporations, passive foreign investment companies, financial institutions, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, United States Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, partnerships and pass-through entities (and holders of interests therein), and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. Moreover, neither the effect of any applicable state, local or foreign tax laws nor the possible application of U.S. federal estate and gift taxation or the alternative minimum tax is discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code (generally, for investment). If a partnership or other entity treated for tax purposes as a partnership holds the notes, the tax treatment of a partner thereof generally will depend on the status of the partner and the activities of the partnership. Each partner of a partnership holding notes should consult its tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.

        As used herein, "United States Holder" means a beneficial owner of the notes that is:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, (i) if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial trust decisions, or, (ii) if the trust was in existence on August 20, 1996, was treated as a United States person prior to such date and has elected to continue to be treated as a United States person.

        We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of Old Notes for New Notes.

        This summary is for general information purposes only, and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. We strongly encourage you to consult your own tax advisor regarding the particular U.S. federal, state, and local and foreign income and other tax consequences of the exchange offer and of owning and disposing of the notes that may be applicable to you.

The Exchange Offer

        The exchange of Old Notes for New Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. The New Notes will be treated as a continuation of the Old Notes. Holders will not recognize any taxable gain or loss as a result of the exchange and will have the same tax basis and holding period in the New Notes as they had in the Old Notes immediately before the exchange. The adjusted issue price of a New Note will also be the same as the adjusted issue price of the Old Note immediately before the exchange.

United States Holders

  Interest

        Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's method of accounting for U.S. federal income tax purposes.

  Amortizable Bond Premium and Acquisition Premium

        If a United States Holder's adjusted tax basis in a New Note immediately after the exchange exceeds the stated principal amount of the New Note, the holder would be considered to have amortizable bond premium equal to such excess. The holder may elect to amortize this premium using a constant yield method over the term of the New Note. A holder who elects to amortize bond premium may offset each interest payment on such New Note by the portion of the bond premium allocable to the payment and must reduce its tax basis in the New Note by the amount of the premium so amortized. If a United States Holder's initial tax basis in a New Note immediately after the exchange is greater than their issue price and less than or equal to their stated principal amount, the New Notes will be considered to have been issued at an "acquisition premium".

  Market Discount

        Accrued market discount on the Old Notes not previously recognized as ordinary income by a holder (including, as described above, in connection with the exchange) will carry over to the New Notes received in exchange therefor. In addition, any market discount on an Old Note (excluding market discount disregarded under the statutory de minimis rule) that has not accrued at the time it is exchanged for a New Note will be treated as market discount on the New Note. A United States Holder is required to treat any gain on the sale, exchange, retirement or other taxable disposition of a New Note as ordinary income to the extent of the accrued market discount on the New Note at the time of the disposition unless such market discount has been previously included in income by the holder pursuant to an election by the holder to include the market discount in income as it accrues. If a New Note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to a United States Holder as if such holder had sold the note in a taxable transaction at its fair market value at the time of such disposition.

  Potential Contingent Payment Debt Instrument

        In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the notes. See "Description of Notes—Optional Redemption of Notes." According to U.S. Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder accrues if there is only a remote chance as of the date of the notes were issued that such payments will be made. As we believe that the likelihood that we will be obligated to make any such payments is remote, we do not intend to treat such potential payments as affecting the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Holder, unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations, but our determination is not binding on the IRS. Were the IRS to challenge this determination, a United States Holder might be required to accrue income on its notes at an assumed yield determined at the time of issuance of the notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder.

  Sale or Other Taxable Disposition of the Notes

        In general, a United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder's income) and the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will be the United States Holder's cost of such note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of non-corporate United States Holders currently are eligible for reduced rates of taxation. The deductibility of any capital loss is subject to limitation.

        In addition to the above, the Health Care and Education Reconciliation Act of 2010 was signed into law on March 30, 2010, which requires United States Holders who meet certain requirements and are individuals, estates or certain trusts to pay an additional 3.8% surtax on, among other things, interest accrued and capital gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. United States Holders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of the notes.

  Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to payments of interest on the notes to the United States Holders and the receipt of proceeds upon the sale or other disposition of notes by United States Holders. A United States Holder may be subject to backup withholding (currently at a rate of 28%, but scheduled to increase to 31% effective January 1, 2013) upon the receipt of interest payments on the notes or upon the receipt of proceeds upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting and backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

  •
  fails to furnish its taxpayer identification number (TIN), which, for an individual, is ordinarily his or her social security number;

  •
  furnishes and incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

  •
  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

        United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

        We will furnish annually to the IRS and to record holders of the notes to whom we are required to furnish such information relating to the amount of interest paid and the amount of tax withheld, if any, with respect to payments on the notes.

Non-United States Holders

        The following summary is a general description of certain United States federal income tax consequences to a non-United States Holder (which, for purposes of this discussion, means a holder of a note that is an individual, corporation or other entity taxable as a corporation for United States federal income tax purposes, estate or trust and that is not a United States Holder as defined above).

        Special rules may apply to holders that are partnerships or entities treated as partnerships for United States federal income tax purposes and to Non-United States Holders that are subject to special treatment under the Code, including "controlled foreign corporations", "passive foreign investment companies", certain United States expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-United States Holders should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  Interest

        United States tax law generally imposes a withholding tax of 30% in respect to interest payments to foreign holders. Subject to the discussions of "—Backup Withholding and Information Reporting" below, interest paid to a non-United States Holder will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate), provided that:

  •
  such interest is not effectively connected with the non-United States Holder's conduct of a U.S. trade or business;

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the voting power of all classes of our stock entitled to vote;

  •
  such holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 881(c)(3)(C) of the Code;

  •
  such holder is not a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the non-United States Holder certifies in a statement provided to the withholding agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address (generally on IRS Form W-8 BEN), or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the non-United States Holder certifies to the withholding agent under penalties of perjury, that is has received from the non-United Sates Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides the withholding agent with a copy of such statement or (3) the non-United States Holder holds its notes through a "qualified intermediary" and certain conditions are satisfied.

        Even if the above conditions are not met, a non-United States Holder may be entitled to a reduction in, or exemption from, withholding tax on interest under a tax treaty between the United States and the non-United States Holder's country of residence. To claim a reduction or exemption under a tax treaty, a non-United States Holder must generally complete IRS Form W-8BEN and claim the reduction or exemption on the form.

        Non-United States Holders should consult their tax advisors regarding the certification requirements for non-United States persons.

  Sale or Other Taxable Disposition of the Notes

        Subject to the discussion of "—United States Trade or Business" and "—Backup Withholding and Information Reporting" below, a non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

  United States Trade or Business

        If interest or gain from a disposition of the notes is effectively connected with a non-United States Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies and the non-United States Holder maintains a U.S. "permanent establishment" to which the interest or gain is generally attributable), the non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

  Backup Withholding and Information Reporting

        Generally, we must report to the IRS and to each non-United States Holder the amount of interest paid to such non-United States Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-United States Holder resides under the provisions of an applicable income tax treaty. Backup withholding generally will not apply to payments of principal, interest made on a note to a non-United States Holder if the non-United States Holder has provided the required certification that it is not a United States person (provided that neither we nor our agents have actual knowledge or reason to know that the holder is a United States person).

        Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of notes made within the United States or conducted through certain United States-related financial intermediaries, unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the non-United States Holder is a United States person), or the non-United States Holder otherwise establishes an exemption.

LEGAL MATTERS

        The validity of the notes and certain other matters will be passed upon for us by Locke Lord Bissell & Liddell LLP, Houston, Texas.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

ANNEX A

LETTER OF TRANSMITTAL
To Tender
Outstanding 4.40% Senior Notes due 2021
of
SOUTHERN NATURAL GAS COMPANY, L.L.C.
SOUTHERN NATURAL ISSUING CORPORATION
Pursuant to the Exchange Offer and Prospectus dated                    , 2011

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

By Regular, Registered or Certified Mail,
By Overnight Courier or By Hand:

By Facsimile: (302) 636-4139 Attention: Sam Hamed	Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attention: Sam Hamed	Confirm by Telephone: (302) 636-6181

        IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 4.40% Senior Notes due 2021 (THE "OLD NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 4.40% Senior Notes due 2021 (THE "NEW NOTES") PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

        The undersigned hereby acknowledges receipt of the prospectus, dated                    , 2011 (the "Prospectus"), of Southern Natural Gas Company, L.L.C., a Delaware corporation (the "Company") and Southern Natural Issuing Corporation ("SNIC"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's and SNIC's offer (the "Exchange Offer") to exchange their 4.40% Senior Notes due 2021 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 4.40% Senior Notes due 2021 (the "Old Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Company and SNIC reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. To extend the Exchange Offer, the Company will notify the Exchange Agent orally or in writing of any extension. The Company and SNIC will notify the holders of Old Notes of the extension via a press release tendered no later than 9:00 a.m. New York City time on the business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

        DTC has received your instructions to tender your Old Notes; and

        You agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

        3.     The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

        4.     The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Company or SNIC within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

        5.     By tendering Old Notes in the Exchange Offer, you represent and warrant that:

          a.     the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business;

          b.     neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

          c.     neither you nor any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes;

          d.     neither you nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or SNIC; and

          e.     if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the New Notes.

        6.     If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer. If you are a broker-dealer and wish to receive 10 additional copies of the prospectus and 10 copies of any amendments or supplements thereto, then please contact the Exchange Agent at the addresses and/or telephone numbers on the first page of this Letter of Transmittal.

        7.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

 INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Old Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on the Expiration Date.

2.     Partial Tenders.

        Tenders of Old Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3.     Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, promptly following the Expiration Date.

SOUTHERN NATURAL GAS COMPANY, L.L.C.
SOUTHERN NATURAL ISSUING CORPORATION

$300,000,000 OFFER TO EXCHANGE
REGISTERED 4.40% Senior Notes due 2021
FOR
ALL OUTSTANDING 4.40% Senior Notes due 2021

PROSPECTUS

        UNTIL                , 2011, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNUSED ALLOTMENTS OR SUBSCRIPTIONS.

                , 2011

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

  SNG

        Section 18-1101(d) of the Delaware Limited Liability Company Act (the "DLLCA") provides that a member, manager or other person shall not be liable to a limited liability company or to another member, manager or another person that is a party to or is otherwise bound by a limited liability company agreement for breach of fiduciary duty for the member's, manager's or other person's good faith reliance on the provisions of the limited liability company agreement. Section 18-1101(e) of the DLLCA provides that a limited liability company agreement may provide for the limitation or elimination of any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member, manager or another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

        Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

        Section 3.03 of the Limited Liability Company Agreement of Southern Natural Gas Company, L.L.C. (SNG) states that the liability of a member shall be limited to its interest in SNG, and the member shall not have any personal liability to contribute money to, or in respect of, the liabilities or the obligations of SNG, except as set forth in the DLLCA. Section 9.01 of SNG's Limited Liability Company Agreement provides that SNG shall indemnify each person made or threatened to be made a party to any action, suit or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was serving as member or officer of SNG, against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorney's fees; provided, however, that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his conduct did not meet the then applicable minimum standards of conduct. Section 9.03 of SNG's Limited Liability Company Agreement further provides that SNG is authorized to enter into agreements with any of its member or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to such provision.

  SNIC

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Article Seventh of the certificate of incorporation of Southern Natural Issuing Corporation (SNIC) requires SNIC to indemnify its officers and directors to the full extent permitted by the DGCL, as amended from time to time. Article Eighth of SNIC's certificate of incorporation contains a provision similar to that of Section 145 of the DGCL. It also provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of SNIC shall not be liable to SNIC or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of such Article Eighth shall not adversely affect any right or protection of a director of SNIC for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

        Article VI of SNIC's by-laws requires indemnification to the full extent permitted under Delaware law for any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of SNIC or its predecessor. SNIC's by-laws also provide that in the event that the board of directors or stockholders refuse or fail to provide indemnity, a person may bring suit against SNIC.

  Directors' and Officers' Insurance

        Certain directors and officers of SNIC and us are directors, officers and/or employees of El Paso.

        Article X of El Paso's by-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the by-laws of El Paso provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of El Paso, such person is or was serving at the request of El Paso as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The by-laws of El Paso also provide that El Paso may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

        El Paso maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso and its subsidiaries, including SNIC and us, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of El Paso and/or its subsidiaries, as the case may be.

ITEM 21.    EXHIBIT AND FINANCIAL STATEMENTS INDEX

        (a)   Exhibits:

        Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

        (b)   Financial Statement Schedules:

        None.

ITEM 22.    UNDERTAKINGS

        (A)  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (D)  The undersigned registrant hereby undertakes:

          (1)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on August 24, 2011.

SOUTHERN NATURAL GAS COMPANY, L.L.C.
By:	/s/ NORMAN G. HOLMES Norman G. Holmes, President
SOUTHERN NATURAL ISSUING CORPORATION
By:	/s/ NORMAN G. HOLMES Norman G. Holmes, President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities as indicated as of August 24, 2011.

SOUTHERN NATURAL GAS COMPANY, L.L.C.
/s/ NORMAN G. HOLMES Norman G. Holmes		President (Principal Executive Officer)
* John R. Sult		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Rosa P. Jackson		Vice President and Controller (Principal Accounting Officer)
*By:	/s/ NORMAN G. HOLMES Norman G. Holmes Attorney-in-fact

SOUTHERN NATURAL ISSUING CORPORATION
/s/ NORMAN G. HOLMES Norman G. Holmes		President and Director (Principal Executive Officer)
* John R. Sult		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Rosa P. Jackson		Vice President and Controller (Principal Accounting Officer)
* James C. Yardley		Director
* Daniel B. Martin		Director
* Bryan W. Neskora		Director
*By:	/s/ NORMAN G. HOLMES Norman G. Holmes Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Exhibit
3.A	—	First Amended and Restated Limited Liability Company Agreement of Southern Natural Gas Company, L.L.C. (incorporated by reference to Exhibit 3.B to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed August 5, 2011).
3.B	—
Certificate of Incorporation of Southern Natural Issuing Corporation, dated October 23, 2007 (incorporated by reference to Exhibit 3.C to Southern Natural Issuing Corporation's Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-146250) filed October 25, 2007).
3.C	—
Southern Natural Issuing Corporation By-laws dated as of October 23, 2007 (incorporated by reference to Exhibit 3.D to Southern Natural Issuing Corporation's Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-146250) filed October 25, 2007).
4.A	—
Indenture dated June 1, 1987 between Southern Natural Gas Company, Southern Natural Issuing Corporation and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.A to our Annual Report on Form 10-K for the year ended December 31, 2006, filed February 28, 2007).
4.B	—
Seventh Supplemental Indenture, dated as of June 7, 2011, between Southern Natural Gas Company, Southern Natural Issuing Corporation and Wilmington Trust Company, to Indenture dated as of June 1, 1987 (incorporated by reference to Exhibit 4.A to El Paso's Current Report on Form 8-K filed June 9, 2011).
4.C	—
Registration Rights Agreement, dated as of June 7, 2011, by and among Southern Natural Gas Company, Southern Natural Issuing Corporation and the dealer managers named therein (filed as Exhibit 4.B to El Paso's Current Report on Form 8-K filed June 9, 2011).
*5.A	—	Opinion of Locke Lord Bissell & Liddell LLP.
12.A	—	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed August 5, 2011).
12.B	—	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to our Annual Report on Form 10-K for the year ended December 31, 2010, filed March 1, 2011).
†23.A	—	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
*23.B	—	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.A).
*25.A	—	Form T-1 Statement of Eligibility of Wilmington Trust Company.

*
Previously filed.
†
Filed herewith.